Exhibit 99.1
Novocure Announces Fourth Quarter and Full Year 2019 Preliminary Net Revenues and Provides Company Update

Full year 2019 preliminary net revenues of $351.3 million, representing annual growth of 42 percent compared to 2018

Novocure to present at the 38th Annual J.P. Morgan Healthcare Conference at 10:00 a.m. PST on Monday, Jan. 13, 2020

Fourth quarter and full year 2019 financial results to be reported Thursday, Feb. 27, 2020

St. Helier, Jersey – Novocure (NASDAQ: NVCR) today reported operating statistics and preliminary, unaudited net revenues and cash balances for the fourth quarter and full year 2019. Novocure plans to discuss these results with investors at the 38th Annual J.P. Morgan Healthcare Conference in San Francisco. Novocure also plans to highlight key clinical and product development programs.

Fourth quarter and full year 2019 highlights include:

	Three months ended December 31,			Twelve months ended December 31,
	2019	2018	% Change	2019	2018	% Change
	(unaudited)	(audited)		(unaudited)	(audited)
Financial, in millions
Net revenues(1)	$99.2	$69.7	42%	$351.3	$248.1	42%

Cash, cash equivalents and short-term investments at period end(1)	$326.1	$245.9	33%	$326.1	$245.9	33%
Non-financial
Active patients at period end(2)	2,909	2,383	22%	2,909	2,383	22%
Prescriptions received in period(3)	1,380	1,315	5%	5,371	5,060	6%

(1) The preliminary, unaudited results described in this press release are estimates only and are subject to revision until the company reports its full, audited financial results for the fourth quarter and full year 2019 on Feb. 27, 2020.
(2) An “active patient” is a patient who is receiving treatment under a commercial prescription order as of the measurement date, including patients who may be on a temporary break from treatment and who plan to resume treatment in less than 60 days.
(3) A “prescription received” is a commercial order for Optune or NovoTTF-100L that is received from a physician certified to treat patients for a patient not previously on Optune or NovoTTF-100L. Orders to renew or extend treatment are not included in this total.

“We continued to make substantial progress in 2019 towards becoming a global oncology leader with $351 million in net revenues, representing 42% annual revenue growth, and four advancing phase 3 pivotal trials creating the potential for substantial market expansion over the next five years,” said Asaf Danziger, Novocure’s CEO. “Our ongoing focus on product innovation generated 33 new patent applications in 2019 and we ended the year with $326 million cash on hand, an increase of $80 million versus 2018.”

“At Novocure, we are working to extend survival in some of the most aggressive forms of cancer by developing and commercializing our innovative therapy, Tumor Treating Fields,” continued William Doyle, Novocure’s Executive Chairman. “Our established commercial business fuels a strong balance sheet and cash position which provides broad flexibility to support a growing body of clinical evidence and deliver meaningful product innovation. We look forward to providing a full company update and discussing our 2019 financial results on our February conference call.”

Fourth quarter 2019 operating statistics and preliminary financial highlights
On a preliminary, unaudited basis, for the quarter ended December 31, 2019, net revenues were $99.2 million, representing 42% growth compared to the fourth quarter 2018, and full year 2019 net revenues were $351.3 million, representing 42% growth compared to December 31, 2018.

•In the United States, net revenues totaled $65.9 million in the quarter ended December 31, 2019, representing 49% growth compared to the same period in 2018.
•In Germany and other EMEA markets, net revenues totaled $25.8 million in the quarter ended December 31, 2019, representing 14% growth compared to the same period in 2018.
•In Japan, net revenues totaled $5.6 million in the quarter ended December 31, 2019, representing 95% growth compared to the same period in 2018.
•In Greater China, net revenues totaled $1.9 million in the quarter ended December 31, 2019, representing 138% growth compared to the same period in 2018.

There were 2,909 active patients at December 31, 2019, representing 22% growth compared to December 31, 2018, and six percent growth compared to September 30, 2019.

•In the United States, there were 1,952 active patients at December 31, 2019, representing 19% growth compared to December 31, 2018.

•In Germany and other EMEA markets, there were 765 active patients at December 31, 2019, representing 17% growth compared to December 31, 2018.
•In Japan, there were 192 active patients at December 31, 2019, representing 109% growth compared to December 31, 2018.

Additionally, 1,380 prescriptions were received in the quarter ended December 31, 2019, representing five percent growth compared to the same period in 2018, and five percent growth compared to the quarter ended September 30, 2019. In the quarter ended December 31, 2019, 1,079 Optune prescriptions were written for patients with newly diagnosed glioblastoma.

•In the United States, 1,002 prescriptions were received in the quarter ended December 31, 2019, representing six percent growth compared to the same period in 2018.
•In Germany and other EMEA markets, 285 prescriptions were received in the quarter ended December 31, 2019, representing an 11% decrease compared to the same period in 2018.
•In Japan, 93 prescriptions were received in the quarter ended December 31, 2019, representing 79% growth compared to the same period in 2018.

At December 31, 2019, on a preliminary, unaudited basis, Novocure had $177.3 million in cash and cash equivalents and $148.8 million in short-term investments, for a total balance of $326.1 million in cash, cash equivalents and short-term investments. This represents an increase of $80.2 million in cash and investments since September 30, 2019.

Anticipated clinical milestones
•Interim analysis of phase 3 pivotal LUNAR trial in non-small cell lung cancer (H2 2020)
•Data from phase 2 pilot HEPANOVA trial in advanced liver cancer (2021)
•Data from phase 3 pivotal METIS trial in brain metastases (2021)
•Interim analysis of phase 3 pivotal PANOVA-3 trial in locally advanced pancreatic cancer (2021)
•Final data from phase 3 pivotal LUNAR trial in non-small cell lung cancer (2022)
•Interim analysis of phase 3 pivotal INNOVATE-3 trial in recurrent ovarian cancer (2022)
•Final data from phase 3 pivotal PANOVA-3 trial in locally advanced pancreatic cancer (2022)

•Final data from phase 3 pivotal INNOVATE-3 trial in recurrent ovarian cancer (2024)

Fourth quarter and full year 2019 financial results conference call
Novocure will host a conference call and webcast to discuss fourth quarter and full year 2019 financial results at 8 a.m. EST on Thursday, February 27, 2020. Analysts and investors can participate in the conference call by dialing 855-442-6895 for domestic callers and 509-960-9037 for international callers, using the conference ID 1769503.

The webcast, earnings slides presented during the webcast and the corporate presentation can be accessed live from the Investor Relations page of Novocure’s website, www.novocure.com/investor-relations, and will be available for at least 14 days following the call. Novocure has used, and intends to continue to use, its investor relations website, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Tumor Treating Fields is a cancer therapy that uses electric fields tuned to specific frequencies to disrupt solid tumor cancer cell division. Novocure’s commercialized products are approved for the treatment of adult patients with glioblastoma and malignant pleural mesothelioma. Novocure has ongoing or completed clinical trials investigating Tumor Treating Fields in brain metastases, non-small cell lung cancer, pancreatic cancer, ovarian cancer, liver cancer and gastric cancer.

Headquartered in Jersey, Novocure has U.S. operations in Portsmouth, New Hampshire, Malvern, Pennsylvania and New York City. Additionally, the company has offices in Germany, Switzerland, Japan and Israel. For additional information about the company, please visit www.novocure.com or follow us at www.twitter.com/novocure.

Forward-Looking Statements
In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions as well as more specific risks and uncertainties facing Novocure such as those set forth in its Report on Form 10-Q filed on July 25, 2019, with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.

Media and Investor Contact:
Ashley Cordova
acordova@novocure.com
212-767-7558